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                                                                EXHIBIT 10.11

                                  AMENDMENT TO
                            THE AMENDED AND RESTATED
                      CHANGE IN CONTROL SEVERANCE AGREEMENT

         THIS AMENDMENT TO THE AMENDED AND RESTATED CHANGE IN CONTROL SEVERANCE AGREEMENT (the "Amendment") is made and entered into as of the 30th day of September 2003 by and between ALLEGHENY TECHNOLOGIES INCORPORATED, a Delaware company (the "Company"), and JAMES L. MURDY, and individual (the "Executive").

         WHEREAS, the Company and the executive are parties to an Amended and Restated Change in Control Severance Agreement as initially effective as of February 10, 2000 and as most recently amended as of March 12, 2003 (as amended and in effect, the "Agreement");

         WHEREAS, the Agreement provides the Executive with a number of rights and potential payments in the event of a Change in Control of the Company (as defined in the Agreement);

         WHEREAS, absent this Amendment, the Agreement would expire on October 1, 2003, the first day of the Executive's scheduled retirement;

         WHEREAS, the Company and the Executive intend to continue into his retirement the protection provided under the Agreement for the Executive with respect to any accrued but then unpaid installment under the Company's Supplemental Retirement Plan (the "SRP") in the event of a Change in Control, namely, that any accrued but then unpaid amount under the SRP would be paid in a single lump sum cash payment; and

         WHEREAS, the parties intend to evidence that intention by entering into this Amendment.

         NOW, THEREFORE, intending to be legally bound and in consideration of the mutual promises hereinafter made, the parties agree as follows:

         1. Defined Terms. The initially capitalized terms set forth in the Agreement are incorporated into this Amendment as if set forth at length and shall have the meanings in this Amendment ascribed to them in the Agreement.

         2. Term of the Amendment. This Amendment shall be and remain in effect until each and all installments under the SRP are paid to the Executive or his beneficiary either in accordance with the terms of the SRP or as provided in
Section 3 of the this Amendment. Without limiting the generality of the foregoing, this Amendment is intended to remain in force and effect after the retirement of the Executive and remain in force indefinitely until all SRP payments have been made in full.


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         3. Payment of SRP Amounts. Upon the occurrence of a Change in Control, the Company shall pay to the Executive in a single, lump sum cash payment within three (3) business days following occurrence of the Change in Control an amount determined by adding together the face amount of all accrued but then unpaid installments due the Executive (and/or his beneficiary if the Executive has died between his retirement date and the date of the Change in Control) under the SRP. The payment of such amount shall not be conditioned upon any event other than a Change in Control and no demand on behalf of the Executive need be made to make such payment due and payable.

         4. Effect on Agreement. Except as modified in this Amendment, the Agreement shall remain in effect and shall be enforceable in accordance with its terms. Without limiting the generality of the foregoing, it is understood by the parties that the Executive shall not and cannot become entitled to a Severance Benefit following a Change in Control that occurs after his retirement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                         ALLEGHENY TECHNOLOGIES
                                         INCORPORATED

                                         /s/ Jon D. Walton
                                         --------------------------------
                                         Senior Vice President, Chief
                                         Legal and Administrative Officer

                                         JAMES L. MURDY

                                         /s/ James L. Murdy
                                         -------------------------------